Exhibit 10.3

AGREEMENT AND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS AGREEMENT AND AMENDMENT (“Agreement” or “Amendment”) is made, executed and delivered on December 18, 2020 (“Effective Date”), by and among (i) as co- Borrowers, WB PROPCO, LLC (“WB Propco”) and WB 141 S. CAROLWOOD, LLC (“WB Carolwood”) (each a “Borrower” and collectively the “Borrowers”), jointly and severally, and (ii) as Guarantor, WOODBRIDGE WIND DOWN ENTITY, LLC, a Delaware limited liability company (“WWDE” or “Guarantor”), and (iii) as Lender, CITY NATIONAL BANK OF FLORIDA, a national banking association (the “Lender”).

RECITALS

The following provisions form the basis for, and are made a part of, this Agreement:

A.        Lender, the Borrowers and WWDE as Guarantor are parties to a Loan and Security Agreement dated as of June 19, 2020 (the “Base Loan Agreement”). Pursuant to the Base Loan Agreement, Lender made a revolving line of credit available to the Borrowers in an aggregate principal amount of up to $25,000,000; subject to the Loan Availability Amount (the “Loan”).

B.        As Collateral security for the Loan, WB Carolwood as grantor executed and delivered in favor of the Trust Deed Trustee the Deed of Trust encumbering the Carolwood Property (“Carolwood Trust Deed”). Borrowers have advised Lender that the Carolwood Property is being sold to a third-party purchaser. In connection therewith, at Borrowers’ request, Lender has agreed to reconvey and terminate the Carolwood Trust Deed and to release WB Propco as a co-Borrower, as provided more fully below.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrowers, intending to be legally bound, agree as follows, and Guarantor joins in this Amendment to evidence its acknowledgment and consent to the terms hereof:

1.        Amended Loan Document. This Agreement supplements and is cumulative and in addition to the Base Loan Agreement, but except as expressly modified by this Agreement, all provisions of the Base Loan Agreement and other Loan Documents remain unmodified and in full force and effect. Borrowers acknowledge, ratify, reaffirm, confirm, and agree to all of the terms, covenants and conditions of the Base Loan Agreement and all Loan Documents, as amended by this Agreement. The term “Loan Agreement” as used in any Loan Documents shall be deemed to refer to the Base Loan Agreement as amended by this Agreement. References to the Loan Documents shall be deemed to include, in addition to the other Loan Documents, this Agreement.

2.         Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to such terms in the Base Loan Agreement, and all such defined terms are deemed incorporated herein by this reference.

3.         Loan Estoppel. For purposes of clarification and avoidance of doubt, as of December 17, 2020, [Borrowers have not borrowed any money under the Loan].

4.        Reconveyance of Carolwood Trust Deed; No Release Price. In connection with the closing of sale of the Carolwood Property, Lender shall execute and deliver (in escrow) an instrument in recordable form by which Lender will replace the initial Trust Deed Trustee with itself, and reconvey and terminate the Carolwood Deed of Trust (“Trust Deed Release”). Lender confirms that inasmuch as no borrowings have yet occurred under the Loan, the Release Price for the Carolwood Property is $0. The escrow arrangements relative to the Trust Deed Release will be reasonably acceptable to Lender, and will provide that Borrowers are authorized to release and record the Trust Deed Release when Borrowers provide Lender with written confirmation that the Carolwood Property sale is ready to close. Borrowers will bear all costs associated with the Trust Deed Release.

5.        Release of WB Carolwood as a co-Borrower. Consistent with Section 2.8 (c) of the Base Loan Agreement, effective upon Lender’s receipt of written confirmation that closing of sale of the Carolwood Property has occurred, WB Carolwood is released from in personam liability as a co- Borrower under the Loan, and thereafter WB Propco shall be the sole Borrower (unless and until one or more Replacement Borrowers join in and assume the Loan, as contemplated and provided for under the Base Loan Agreement).

6.        Loan Availability Amount. Upon escrow release of the Trust Deed Release, the Loan Availability Amount is $100,000.00 consistent with Section 2.8 (h) of the Base Loan Agreement.

7.        Replacement Properties and Loan Availability Amount Adjustments. If a Replacement Borrower submits a Replacement Property to a Deed of Trust in favor of Lender, the Loan Availability Amount will be adjusted based on the Appraised Value of the Replacement Property then constituting a Trust Property. The procedures and requirements governing inclusion of a Replacement Borrower as a co-Borrower is subject to the Replacement Borrower’s and Guarantor’s execution and delivery of counterparts of a Replacement Borrower Joinder, as well as authorizing resolutions and closing certificates, and a Trust Deed for the Replacement Property, together with UCC financing statements and additional documentation as may be reasonably required by Lender.

(a)          Upon execution and delivery of a Replacement Borrower Joinder, the designated Replacement Borrower will for all purposes be deemed a Borrower hereunder, jointly and severally liable with the other Borrowers for the Loan and all Obligations, and the Replacement Property owned by such Replacement Borrower will become a Trust Property and part of the Collateral when encumbered by a Trust Deed granted by such Replacement Borrower.

(b)          The documentation and procedures for encumbering a Replacement Property with a Trust Deed will include (among other things), issuance of a title insurance policy in favor of Lender identifying the Replacement Borrower as owner of the Trust Property and grantor of the Trust Deed, and Lender as Trust Deed beneficiary, and insuring the first lien status of the Trust Deed, setting forth no exceptions to title or coverage exclusions that are not reasonably acceptable to Lender. All proceedings and documentation relating to the Replacement Borrower and Replacement Property will be subject to Lender’s reasonable approval and will be effectuated at Borrowers’ expense.

(c)          At such time as a Replacement Property becomes a Trust Property in accordance with the provisions set forth in Section 2.8 of the Base Loan Agreement, WB Propco and the Replacement Borrower(s) may request Advances during the Advance Period based on the then current Loan Availability Amount, taking into account the aggregate Appraised Value of the Trust Properties at that time.

(d)          The provisions of Section 2.8 (h) of the Base Loan Agreement remain unmodified and in full force and effect with respect to the Joinder Option Period and the Loan Availability Amount.

8.        Guarantor Joinder. The Guarantor has executed and delivered a counterpart of this Agreement to evidence its acknowledgment of and consent to the terms and provisions hereof.

9.        Miscellaneous.

(a)          This Agreement may be executed in identical counterparts, by manuscript or electronic signatures, each of which shall be deemed an original for any and all purposes and all of which, collectively, shall constitute one and the same instrument. The Parties agree that any copy of this Agreement or any Loan Documents signed by the parties who are signatories and transmitted by telecopier or otherwise for delivery to Lender, shall be admissible in evidence as the original itself in any judicial, bankruptcy or administrative proceeding, whether or not the original is in existence.

(b)          This Agreement and all of the transactions hereunder, and all of the rights of the Parties, shall be governed as to validity, construction and enforcement and in all other respects by the laws of the State of Florida, exclusive of its choice of law principles, and applicable laws of the United States of America. In any dispute arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ and paralegals’ fees and costs, including those for pretrial, trial, appellate and bankruptcy proceedings.

(c)          If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect.

(d)          WB Propco hereby agrees to pay (i) reasonable legal fees and disbursements incurred by Lender in connection with the preparation, negotiation and closing under this Agreement, and (ii) charges associated with delivery of and recording the Trust Deed Release; and (iii) other reasonable costs or expenses incurred by Lender in consummating the transactions contemplated hereby.

(e)          Section headings have been inserted in this Agreement as a matter of convenience of reference only; such headings are not part of this Agreement and shall not be used in the interpretation of this Agreement.

(f)          Borrowers (and the Guarantor) acknowledges that each has had full opportunity to consult with counsel of its or their choosing in connection with negotiating and entering into this Agreement.

(g)         THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER, GUARANTORS AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, GUARANTORS AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

IN WITNESS WHEREOF, the Borrowers, jointly and severally, joined by the Guarantor, and Lender, have each caused this Agreement to be authorized, executed and delivered on the date first above written.

BORROWERS:

WB PROPCO, LLC, a Delaware limited liability company

By: Woodbridge Wind Down Entity, LLC, a Delaware limited liability company, its managing member
By:
Name: Fredrick Chin
Title: Chief Executive Office

WB 141 S. CAROLWOOD, LLC, a Delaware limited liability company

By: Woodbridge Wind Down Entity, LLC, a Delaware limited liability company, its managing member
By:
Name: Fredrick Chin
Title: Chief Executive Office

LENDER:

CITY NATIONAL BANK OF FLORIDA

By:
Name:
Title:

JOINDER OF GUARANTOR

The undersigned as Guarantor hereby joins in and consents to the foregoing Agreement and Amendment to Loan and Security Agreement, and agrees that its Guaranty Agreement and agreements under the Base Loan Agreement remain in full force and effect:

WOODBRIDGE WIND DOWN ENTITY, LLC,
a Delaware limited liability company
By:
Name:	Frederick Chin
Tittle:	CEO